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                                                           Exhibit 21.1




                 SUBSIDIARIES OF THE REGISTRANT, ANVIL HOLDINGS, INC.
                 ----------------------------------------------------



     NAME OF CORPORATION                     JURISDICTION OF INCORPORATION
     -------------------                     -----------------------------
     Anvil Knitwear, Inc.                         Delaware


            Anvil (Czech), Inc.                   Delaware


                    Anvil s.r.o.                  Czech Republic


            Cottontops, Inc.                      North Carolina


            A.K.H., S.A.                          Honduras


            Livna, Limitada                       El Salvador